UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):

April 23, 2008

SunLink Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-12607

Ohio	310621189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(Address of Principal Executive Offices, Including Zip Code)

770-933-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On April 22, 2008, SunLink Homecare Services, LLC (“SHS”), a subsidiary of SunLink Health Systems, Inc. (“SunLink”) and Carmichael’s Cashway Pharmacy, Inc. (“Carmichael’s”), Theodore S. Carmichael and Judy Chiasson Carmichael (collectively with Carmichael’s, the “Sellers”), entered into a definitive Stock Purchase Agreement, effective April 23, 2008, pursuant to which SHS purchased Carmichael’s for $24.0 million, consisting of $19.0 million in cash, $3.0 million in the form of a promissory note and $2.0 million in shares of SunLink (equaling 334,448 shares). In connection with the execution of the Stock Purchase Agreement, both SHS and the Sellers made customary representations, warranties and covenants.

The foregoing is not intended to be a complete description of the Stock Purchase Agreement and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.29 and incorporated herein by reference. The Stock Purchase Agreement contains representations and warranties that have been made as of the date of the agreement. These representations and warranties were made solely to and for the benefit of the parties to the agreement and may have had the purpose of confirming certain due diligence matters between the parties, may represent the allocation of risk between the parties in the context of a negotiated transaction. In addition, the representations and warranties may be qualified by information set forth in confidential disclosure schedules that the parties have exchanged in connection with their execution of the Stock Purchase Agreement. Accordingly, investors should not rely on the representation and warranties contained in the Stock Purchase Agreement as characterizations of the actual state of facts as of the date of the Stock Purchase Agreement or any subsequent time.

Credit Agreement

Described in detail under Item 2.03 below.

Item 1.02 Termination of a Material Definitive Agreement

On April 23, 2008, SunLink Health Systems, Inc. (“SunLink” or the “Company”) terminated its $30 million, five-year senior secured credit facility (the “2004 Credit Facility”) pursuant to the Credit Agreement between SunLink, SunLink Healthcare LLC, a limited liability company organized under the laws of the State of Georgia, Dexter Hospital, LLC, a limited liability company organized under the laws of the State of Georgia, Clanton Hospital, LLC, a limited liability company organized under the laws of the State of Georgia, Southern Healthcare Corporation of Ellijay, Inc., a corporation organized under the laws of the State of Georgia, Southern Health Corporation Of Dahlonega, Inc., a corporation organized under the laws of the State of Georgia, Southern Health Corporation Of Houston, Inc., a corporation organized under the laws of the State of Georgia, HealthMont, Inc., a corporation organized under the laws of the State of Delaware, HealthMont Of Georgia, Inc., a corporation organized under the laws of the State of Tennessee, HealthMont Of Missouri, Inc., a corporation organized under the laws of the State of Tennessee, HealthMont, LLC, a limited liability company organized under the laws of the State of Georgia, HealthMont Of Missouri, LLC, a limited liability company organized under the laws of the State of Georgia, SunLink Services, Inc., a corporation organized under the laws of the State of Georgia, Optima Healthcare Corporation, a corporation organized under the laws of the State of Georgia, and Krug Properties, Inc., a corporation organized under the laws of the State of Ohio (individually, a “Borrower” and, collectively, the “Borrowers”), and Residential Funding Corporation, a Delaware corporation (the “Lender”) (the “2004 Credit Agreement”).

The 2004 Credit Agreement was previously filed with Securities and Exchange Commission on October 21, 2004 and has previously been described in the Company’s annual report on Form 10-K for the year ended June 30, 2007, which description is incorporated by reference herein.

The Company paid off the entire balance outstanding under the 2004 Credit Agreement in connection with entering into the Credit Agreement, dated April 23, 2008. The Company did not incur any early termination penalties in connection with the termination of the 2004 Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation

General

On April 23, 2008, SunLink Health Systems, Inc. (“SunLink” or the “Company”) entered into a $47 million, seven-year senior secured credit facility (the “Credit Facility”) pursuant to the Credit Agreement between SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio, SUNLINK HEALTHCARE LLC, a limited liability company organized under the laws of the State of Georgia, DEXTER HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, CLANTON HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF JASPER, INC., a corporation organized under the laws of the State of Georgia, HEALTHMONT OF GEORGIA, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, HEALTHMONT OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Georgia, SUNLINK SERVICES, INC., a corporation organized under the laws of the State of Georgia, SUNLINK HOMECARE SERVICES, LLC, a limited liability company organized under the laws of the State of Georgia, KRUG PROPERTIES, INC., a corporation organized under the laws of the State of Ohio, CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, a limited liability company organized under the laws of the State of Georgia, DAHLONEGA CLINIC, LLC, a limited liability company organized under the laws of the State of Georgia, CARMICHAEL’S CASHWAY PHARMACY, INC., a corporation organized under the laws of Louisiana, CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., a corporation organized under the laws of Louisiana, and BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., a corporation organized under the laws of Louisiana (each individually, a “Borrower” and, collectively, the “Borrowers”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, and CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company (in its individual capacity “Chatham”), as Agent (the “Credit Agreement”).

The following description is a summary of the material provisions of the Credit Facility. It does not purport to be complete. It does not restate the terms of the Credit Agreement in its entirety. We urge you to read the Credit Agreement and the related loan documents because it, and they, and not this description, defines the rights and obligations of the Company under the Credit Facility. A copy of the Credit Agreement and other material loan documents are exhibits to this report.

Commitment, Interest Rates, Estimated Initial Availability, and Initial Use of Proceeds.

The Credit Facility is comprised of a revolving line of credit of up to $12.0 million with an interest rate at LIBOR plus 3.50% (the “Revolving Loan”) and a $35.0 million term loan with an interest rate at LIBOR plus 5.07% (the “Term Loan”). The Revolving Loan and the Term Loan were immediately available to the Company for borrowing at April 23, 2008. The Revolving Loan and any draws thereunder requires interest payment to be paid on the first Business Day of each month with the principal balance plus all accrued and unpaid interest theron due and payable on the Termination Date. The Term Loan requires equal installment payments of $145,833.33 on the first Business Day of each month commencing June 1, 2008 with one balloon payment of the remaining principal balance plus all accrued and unpaid interest due on the Termination Date. The total availability of credit under all components of the credit facility is keyed to the level of SunLink’s earnings, which, based upon the Company’s estimates, would provide for current borrowing capacity, before any draws, of approximately $46.8 million. At closing, the $35.0 million term loan and $5.5 million of the Revolving Loan was drawn. The Company used the initial proceeds of the Loans in the amount $40.5 million to repay outstanding debt, including under its 2004 Credit Agreement, for payment of the purchase price for the Carmichael acquisition, for funding payment of fees and expenses thereunder and for general purposes not in conflict with Credit Party’s covenants in the Credit Agreement. Costs and fees related to execution of the credit facility are estimated to be approximately $1.5 million.

The Borrowers

SunLink Health Systems, Inc. and each of SunLink’s U.S. Subsidiaries (other than a Captive Insurance Subsidiary and qualified tax exempt subsidiaries hereinafter referred to as the “Excluded Subsidiaries”) are, and will be, Borrowers unless one or more of such Subsidiaries are released from their obligations under the Credit Agreement. Each such U.S. Subsidiary is jointly and severally liable for all of the obligations under the Credit Agreement and is a party to the Security Agreement, the Pledge Agreement, and certain other loan documents.

If SunLink or any of its Subsidiaries acquire or form a U.S. Subsidiary (other than an Domestic Subsidiary qualified as a non-profit enterprise under Section 501(c)(3) of the Code), the Company will cause any such U.S. Subsidiary to enter into a joinder agreement and become a borrower under the Credit Agreement, and become a party to the Security Agreement, the Pledge Agreement, and certain other loan documents as the Lender may require.

Collateral

The Credit Facility is secured by the grant of a first priority security interest in all property described in the Security Documents as “Collateral” and Encumbered Real Estate of the Company and its consolidated domestic subsidiaries, including a pledge of all of the equity interests in such subsidiaries. If an event of default occurs under the Credit Facility then the Agent, at the request of the Required Lenders, may declare the commitments terminated and declared the unpaid principal balance with accrued and unpaid interest due and payable. Additionally, the Agent and Lenders may exercise all rights under any Loan Documents, and enforce all rights and remedies under any applicable law.

Certain Covenants

The Credit Agreement contains various affirmative and negative reporting, compliance, and financial covenants, as well as other provisions that restrict, among other things, the Company’s ability to:

•

Enter into mergers or consolidations, sell or otherwise dispose of the Company’s assets except for permitted dispositions, including certain dispositions in the ordinary course of business, and disposition of property whose net book value exceeds $5.0 million of the Company’s total consolidated assets;

•	Create or incur liens on assets other than the specified Permitted Encumbrances;

•	Make dividends or other Restricted Payments, including the purchase or redemption of the securities of any Credit Party (other than as permitted in the Credit Agreement);

•	Enter into transaction with Affiliates (other than as permitted in the Credit Agreement) or pay executive compensation beyond specified limits without Compensation Committee approval;

•	Make Capital Expenditures in excess of $6.0 million during any twelve consecutive month period;

•	Incur indebtedness or contingent obligations or make any payment on subordinated indebtedness except as expressly permitted;

•	Make, have, or hold Investments except for specified Permitted Investments; and

•	Enter into sale and lease-back transactions.

The Credit Agreement also contains certain financial covenants, including covenants with respect to:

•	a maximum Senior Leverage Ratio ranging between 3.4 to 1 to 1.4 to 1;

•	a maximum Leverage Ratio ranging between 3.6 to 1 to 1.4 to 1;

•	a minimum Liquidity requirement of $2.5 million;

•	a minimum EBITDA ranging from $12 million to $15.5 million;

•	a minimum Collateral Coverage Ratio of 1.4 to 1 prior to December 31, 2008 and 1.5 to 1 thereafter; and

•	a minimum Fixed Charge Coverage Ratio for specified periods ranging from 1.4 to 1 to 3.4 to 1.

Events of Default

The following are “Events of Default” under the Credit Agreement:

(1) Default in the payment of the principal of, or interest on, any of the Notes or other Obligations under the Credit Agreement when the same becomes due and payable (upon stated maturity, acceleration or otherwise), which default continues for a period of three (3) days;

(2) The Credit Party fails to perform certain post-closing conditions with respect to the completion, furnishing, or filing of certain loan and security documents, and release of prior liens and waivers;

(3) Any representation or warranty made by or on behalf of any Credit Party or Subsidiary in the Credit Agreement or any other Loan Document or by or on behalf of any Credit Party or Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to the Credit Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified;

(4) The Credit Party shall violate certain covenants with respect to the use of proceeds, the maintenance of corporate existence (if a material adverse effect would, or could be expected to occur thereby), the insurance of the Collateral, the Lender’s’ right to inspect or audit the Collateral, or to furnish certain further assurances, collection of receivables and cooperation to the Lender or violate the negative covenants enumerated in Article VI of the Credit Agreement, including those negative covenants described elsewhere in this report;

(5) Any Credit Party fails to perform or observe any term of Section 5.1 of Article V, excluding Section 5.1(f), and such default continues for a period of thirty (30) days after written notice of such default shall have been given by a Credit Party’s Agent or Lender, or the date any Credit Party should have given notice, or the date the Lender gives notice of such failure;

(6) Any default under any Security Document after the lapse of applicable grace periods;

(7) Certain events of bankruptcy, insolvency or reorganization with respect to the Credit Party or any Subsidiary, other than any Immaterial Subsidiary, shall have occurred;

(8) One or more judgments for the payment of money in excess of $750,000, either individually or in the aggregate, shall be entered against any Credit Party or Subsidiary, and the judgment creditor executes on such judgment (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) or such judgment remains unpaid or undischarged for more than sixty (60) days after the date on which such judgment is entered or such longer period unless a stay of enforcement of such judgment shall be in effect during an appeal;

(9) A default or defaults under material Indebtedness under which a Credit Party or Subsidiary is indebted (other than the Agreement), and either (A) fails to pay when due or when demanded, if payable on demand (after lapse of the applicable grace period), or (B) the occurrence of an event or condition that continues beyond any grace period, that permits the holder, trustee or any other person acting on behalf of such holder to cause such material indebtedness to become due prior to its stated maturity or to realize upon any Collateral given therefor. Indebtedness is deemed material if it, individually or in the aggregate, exceeds $750,000;

(10) Any execution or attachment of any material part of the property of any Credit Party or Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days;

(11) Any Security Document shall cease to be in full force and effect or shall be declared null and void, or the validity, perfection, or priority shall be contested by any Credit Party or the Agent shall cease to have a valid and perfected security interest having the priority contemplated thereunder, other than by action of the Agent, in each case, if the aggregate value of the Collateral affected exceeds $750,000, and such default or adverse occurrence remains unremedied for ten (10) or more days after notice from the Lender;

(12) Indictment by any Governmental Authority of a Credit Party or Affiliate of any Credit Party as to which there is a reasonable probability of an adverse determination under any criminal statute, or commencement of criminal or civil proceedings against any Credit Party or Affiliate of any Credit Party, pursuant to which statute or proceeding the penalties or remedies sought or available include forfeiture of any material portion of the Collateral or any other assets of any Credit Party which are necessary or material to the conduct of its business; or the indictment by any Governmental Authority of a Credit Party regarding any matter that may serve as the basis for the exclusion under 42 C.F.R. Part 1001, Subparts B and C, of any Credit Party, a Subsidiary or Affiliate of a Credit Party from a federal health care program, as defined in 42 C.F.R. § 1001.2; or the initiation or, as Agent may reasonably and in good faith determine the threatened initiation, by the United States Department of Health and Human Services Office of Inspector General of or, the occurrence of any event which could reasonably be likely to give rise to, an action to exclude any Credit Party under 42 C.F.R. Part 1001, Subparts B and C.; and

(13) Loss, suspension or revocation of, or failure to renew, any license, permit, approval, accreditation or other authorization of any Governmental Authority or other Person now held or hereafter acquired by any Credit Party or Subsidiary if such loss, suspension, revocation or failure to renew would have a Material Adverse Occurrence.

(14) Any occurrence reasonably expected to materially and adversely (a) affect the financial condition of the Credit Parties or Subsidiaries, (b) impair the ability of the Credit Parties and Subsidiaries to perform their obligations under any loan document, (c) the validity or enforceability of the material obligations of any Credit Party, other than Immaterial Subsidiaries, under any Loan Document, (d) the rights and remedies of the Agent or any Lender against any Credit Party or Subsidiary, (e) the timely payment of principal and interest on Loans and other amounts payable by the Credit Parties, or (f) the validity of the joint and several nature of the obligations of the Borrowers with respect to all obligations.

Subject to certain specified exceptions, the Credit Agreement permits the Lenders to require prepayment of all obligations in the event of a Change of Control, as defined in the Credit Agreement.

All defined terms not herein defined are defined in the Credit Agreement and such definitions are incorporated herein by reference.

Item 9.01 Exhibits

Exhibits

Exhibit No.	Description
10.28	Stock Purchase Agreement
10.29	Credit Agreement (filed in connection herewith with a request for confidential treatment)
99.1	Press Release, dated April 23, 2008, regarding Credit Agreement

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: April 29, 2008	By:	/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr. President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.28	Stock Purchase Agreement among SUNLINK HOMECARE SERVICES, LLC, a Georgia limited liability company with its principal office at 900 Circle 75 Parkway, Suite 1120, Atlanta, GA 30339 (the “Buyer”), CARMICHAEL’S CASHWAY PHARMACY, INC., a Louisiana corporation with its principal office at 1002 N. Parkerson Ave., Crowley, Louisiana 70526 (the “Company”), THEODORE S. CARMICHAEL, an individual residing in Crowley, Louisiana, and JUDY CHIASSON CARMICHAEL, an individual residing in Crowley, Louisiana (said individuals referred to herein separately and collectively at times as Stockholders and/or Seller).

10.29	Credit Agreement between SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio, SUNLINK HEALTHCARE LLC, a limited liability company organized under the laws of the State of Georgia, DEXTER HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, CLANTON HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF JASPER, INC., a corporation organized under the laws of the State of Georgia, HEALTHMONT OF GEORGIA, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, HEALTHMONT OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Georgia, SUNLINK SERVICES, INC., a corporation organized under the laws of the State of Georgia, SUNLINK HOMECARE SERVICES, LLC, a limited liability company organized under the laws of the State of Georgia, KRUG PROPERTIES, INC., a corporation organized under the laws of the State of Ohio, CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, a limited liability company organized under the laws of the State of Georgia, DAHLONEGA CLINIC, LLC, a limited liability company organized under the laws of the State of Georgia, CARMICHAEL’S CASHWAY PHARMACY, INC., a corporation organized under the laws of Louisiana, CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., a corporation organized under the laws of Louisiana, and BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., a corporation organized under the laws of Louisiana (each individually, a “Borrower” and, collectively, the “Borrowers”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, and CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company (in its individual capacity “Chatham”), as Agent (the “Credit Agreement”) (filed in connection herewith with a request for confidential treatment)

99.1	Press Release, dated April 23, 2008, regarding Credit Agreement